                                                     EXHIBIT 10(c)



                          CIRCUS CIRCUS ENTERPRISES, INC.

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE AS OF JUNE 18, 1998

                                  TABLE OF CONTENTS



                                                                                   PAGE

1.   PURPOSE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.1  Administrative Committee . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.2  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.3  Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.4  Board. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.5  Change of Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

     2.6  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     2.7  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

     2.8  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.9  Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.10 Early Retirement Age . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.11 Early Retirement Benefit . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.12 Early Retirement Date. . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.13 Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.14 Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     2.15 Final Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.16 Normal Retirement Age. . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.17 Normal Retirement Benefit. . . . . . . . . . . . . . . . . . . . . . . . .6

     2.18 Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.19 Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.20 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.21 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.22 Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.23 Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.24 Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     2.25 Years of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

3.   ELIGIBILITY AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . .7

     3.1  Eligible Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

4.   BENEFIT FORMULA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8



                                       i.

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                                  TABLE OF CONTENTS
                                      (CONTINUED)


                                                                                   PAGE

     4.1  Eligibility for Benefits . . . . . . . . . . . . . . . . . . . . . . . . .8

     4.2  Amount of Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

5.   VESTING; FORFEITURE FOR COMPETITION . . . . . . . . . . . . . . . . . . . . . 10

     5.1  Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

     5.2  Forfeiture for Competition . . . . . . . . . . . . . . . . . . . . . . . 10

6.   BENEFIT PAYMENT FORMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     6.1  Retirement Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     6.2  Benefit Distribution Forms . . . . . . . . . . . . . . . . . . . . . . . 14

          (a)  Normal Form of Benefit/Life Annuity . . . . . . . . . . . . . . . . 14

          (b)  Optional Forms of Benefit . . . . . . . . . . . . . . . . . . . . . 14

          (c)  Actuarial Equivalence . . . . . . . . . . . . . . . . . . . . . . . 15

     6.3  Time of Payment of Benefits Following Termination of Employment. . . . . 16

     6.4  Disability Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     6.5  Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     6.6  Section 280G Adjustments . . . . . . . . . . . . . . . . . . . . . . . . 18

7.   SOURCE OF BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

8.   ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     8.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     8.2  Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     8.3  Administrative Committee Decisions . . . . . . . . . . . . . . . . . . . 20

     8.4  Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     8.5  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

9.   AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     9.1  Amendment or Termination . . . . . . . . . . . . . . . . . . . . . . . . 23

     9.2  Accrued Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

10.  CHANGE OF CONTROL OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . 23

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     11.1 No Right to Continued Employment . . . . . . . . . . . . . . . . . . . . 24

     11.2 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . 24

     11.3 Assignment or Alienation . . . . . . . . . . . . . . . . . . . . . . . . 24


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                                  TABLE OF CONTENTS
                                      (CONTINUED)

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

                                                                                   PAGE
     11.4 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     11.5 Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     11.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     EXHIBIT I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                          CIRCUS CIRCUS ENTERPRISES, INC.

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE AS OF JUNE 18, 1998


     CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company"), hereby adopts the Circus Circus Enterprises, Inc. Supplemental Executive Retirement Plan (the "Plan") for specified employees of the Company upon the terms and conditions set forth below. The Plan is effective on June 18, 1998.

     This Plan is adopted and is to be administered in connection with a related Trust to which amounts may be contributed hereunder. The funds of the Trust are and at all times will be subject to the claims of the general creditors of the Company in the event of the insolvency or bankruptcy of the Company, as provided in the Trust Agreement. It is intended that the Plan and Trust shall constitute an unfunded deferred compensation supplemental retirement arrangement for a select group of management or highly compensated employees for purposes of the Federal income tax laws and the Employee Retirement Income Security Act of 1974 ("ERISA"), and all documents, agreements or instruments made or given pursuant to the Plan shall be interpreted so as to effect such intent.


1.   PURPOSE OF THE PLAN.

     The purpose of this Plan is to attract and motivate key employees who render valuable services to the Company by:

          (i) improving the Company's overall compensation program and making it more competitive in the market;

          (ii) rewarding the loyalty of the most productive key employees of the Company;

          (iii) encouraging key employees by providing an attractive retirement benefit as a reward for continued service;

          (iv) providing an incentive for key employees to seek promotion within the Company;

          (v) providing an incentive that is independent of fluctuations in the value of the Company's stock for key employees to continue their employment with the Company;

          (vi) offering a favorable recruiting tool for the hiring of key employees in mid-career; and

          (vii) providing a retirement incentive for key employees.


2.   DEFINITIONS.

     The capitalized terms defined in this Section 2 shall have the meanings set forth below.

     2.1 ADMINISTRATIVE COMMITTEE. The Administrative Committee of the Plan, as appointed from time to time by the Company. Initially, the Administrative Committee for Tier I participants shall consist of the members of the Compensation Committee of the Board of Directors and the Chief Executive Officer. The Administrative Committee for Tiers II & III participants shall consist of the Chief Executive Officer and a minimum of two other officers designated by the Chief Executive Officer.

     2.2 BENEFICIARY. The Beneficiary designated by a Participant to receive any Benefits due under the Plan after the Participant's death. If no Beneficiary is designated, the Beneficiary shall be the Participant's surviving spouse or, if none, the Participant's estate.

     2.3 BENEFIT. The benefits provided under this Plan. Benefit shall refer to the Normal Retirement Benefit, the Early Retirement Benefit, the Delayed Retirement Benefit, the Disability Benefit or the Death Benefit, as applicable.

     2.4  BOARD.  The Board of Directors of the Company.

     2.5 CHANGE OF CONTROL. A Change of Control for purposes of the Plan shall be deemed to have occurred if any of the events described in clauses (i), (ii),
(iii) or (iv) below shall occur:

    (i) during any twenty-four (24) month period ending on or after the date hereof, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office (a "Clause (i) Change of Control"); or

    (ii) any "person" (as such term is used in Section 13(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than a trust established for the purpose of providing retirement benefits for employees of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company (unless such ownership is previously approved by a resolution duly adopted by the Board of the Company prior to a Clause (i) Change of Control); or

    (iii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property; provided, however, that any such transactions that satisfy the requirements to be treated as a "Permitted Clause (iii) Transaction" (as hereinafter defined) shall not be treated as a Change of Control; or

    (iv) the Company is liquidated or dissolved or adopts a plan of liquidation. For purposes of this Section 2.5, a Permitted Clause (iii) Transaction is any transaction described in clause (iii) of this Section 2.5 if such transaction is previously approved by a resolution duly adopted by the Board of the Company prior to a Clause (i) Change of Control or if as a result of such transaction, the outstanding voting stock of the Company is changed into or exchanged for voting stock of the surviving or transferee corporation (the "Surviving Corporation") and/or for cash, securities (whether or not including voting stock) or other property, and the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the Surviving Corporation immediately after such transaction (in substantially the same proportions as the voting stock of the Company was held by such stockholders immediately prior to such transaction). In the event a Permitted Clause (iii) Transaction shall occur, then from and after the time such transaction becomes effective all references in the Plan to the Company shall be deemed to be references to the Surviving Corporation and all references in the Plan to the Board of the Company shall be deemed to be references to the Board of the Surviving Corporation.

     2.6 CODE. The Internal Revenue Code of 1986, as it may be amended from time to time.

     2.7 COMPANY. Circus Circus Enterprises, Inc., or any designated subsidiary, affiliate or successor corporation.

     2.8 COMPENSATION. All of the compensation received by a Participant from the Company for a calendar year for his or her service as an employee, including only salary and bonus, with bonus being no more than one hundred percent (100%) of salary for Tier II and III Participants and 150% of salary for Tier I Participants. In any year in which a Change of Control occurs, Compensation shall be annualized and used in the calculation of Final Compensation.

     2.9 DISABILITY. A mental or physical disability due to sickness or injury that renders a Participant permanently incapable of performing services as an
employee of the Company.   Evidence of disability satisfactory to the
Administrative Committee will be required.

     2.10 EARLY RETIREMENT AGE.  Age 55.

     2.11 EARLY RETIREMENT BENEFIT. A Participant's Early Retirement Benefit is the Benefit payable to a Participant who has terminated employment with the Company and has attained an Early Retirement Date. A Participant's Early Retirement Benefit shall be determined by reducing the Participant's Normal Retirement Benefit by five percent (5%) for each year, and the fraction thereof, the Participant's Early Retirement Date precedes the Participant's attainment of age 60, up to a maximum reduction of 25 % for any Early Retirement Benefit payable at the Early Retirement Age.

     2.12 EARLY RETIREMENT DATE. A Participant's Early Retirement Date is the first day of the month immediately following the month in which both of the following events have occurred: the Participant's attainment of Early Retirement Age and the Participant's termination of employment with the Company.

     2.13 EFFECTIVE DATE.  The Plan is effective June 18, 1998.

     2.14 ELIGIBLE EMPLOYEE. An employee of the Company who meets the eligibility requirements of Section 3.1.

     2.15 FINAL COMPENSATION. Final Compensation for any Participant shall be the highest total annual Compensation received by the Participant during the Participant's last five (5) Years of Service with the Company, or such shorter period that the Participant has been employed by the Company, if the Participant has been employed for less than five (5) years.

     2.16 NORMAL RETIREMENT AGE.  Age 65.

     2.17 NORMAL RETIREMENT BENEFIT. A Participant's Normal Retirement Benefit is the annual Benefit payable to a Participant who terminates employment with the Company and has attained a Normal Retirement Date. A Participant's Normal Retirement Benefit is determined under Section 4.

     2.18 NORMAL RETIREMENT DATE. A Participant's Normal Retirement Date is the first day of the month immediately following the month in which both of the following events have occurred: the Participant's attainment of Normal Retirement Age and the Participant's termination of employment with the Company.

     2.19 PARTICIPANT. Any Eligible Employee, current or former, who may receive benefits under the Plan.

     2.20 PLAN. This Circus Circus Enterprises, Inc. Supplemental Executive Retirement Plan, as amended from time to time.

     2.21 PLAN YEAR. For the first Plan Year, the Plan Year will be the period from the date the Plan is approved by the Board to December 31, 1998. For subsequent Plan Years, the Plan Year will be the calendar year.

     2.22 TRUST. The Trust established in order to hold funds to provide the Benefits under this Plan.

     2.23 TRUST AGREEMENT. The Trust Agreement, as amended from time to time, entered into between the Company and the Trustee with respect to the Trust.

     2.24 TRUSTEE.  The trustee(s) of the Trust.

     2.25 YEARS OF SERVICE. A Year of Service for Vesting and Benefit accrual purposes shall mean twelve full months of service with the Company. An Eligible Employee shall be credited with a Year of Service for every twelve full months of employment with the Company; PROVIDED, HOWEVER, that for employment with the Company prior to January 1, 1998, a Participant shall be credited with the lesser of the Participant's actual full or partial Years of Service with the Company or ten (10) Years of Service. An Eligible Employee shall be credited with all of his or her full or partial Years of Service with the Company earned after January 1, 1998. The Administrative Committee, in its sole and absolute discretion, may include prior service with predecessor or acquired entities in determining Years of Service under this Plan.


3.   ELIGIBILITY AND PARTICIPATION.

     3.1  ELIGIBLE EMPLOYEE.

          (a) An Eligible Employee is a manager or highly compensated employee who is selected by the Administrative Committee to participate in the Plan.
Exhibit I summarizes the criteria that may be used by the Administrative Committee for selecting Eligible Employees for the initial Plan Year and identifying the Tier into which each Eligible Employee shall be placed. Such criteria may be changed by the Administrative Committee at any time and from time to time in its sole and absolute discretion. Notwithstanding anything contained herein to the contrary, no employee of the Company shall qualify as an Eligible Employee unless such employee is employed by the Company on or after the Effective Date on a substantially full-time basis. Whether an employee is employed on a full-time basis shall be determined by the Administrative Committee at it's discretion.

          (b) In all cases, the Administrative Committee's determination of eligibility and Tier level shall be final and binding on all persons. The Administrative Committee also may change an Eligible Employee from one Tier category to another or change an employee's status from eligible to ineligible; provided, however, that such a change shall not cause any vested benefits of such Eligible Employee to be reduced below the level of such Eligible Employee's Benefits determined immediately prior to the change in Tier category.

          (c) Each Eligible Employee who is an Eligible Employee on the Effective Date shall become a Participant in the Plan as of the Effective Date. Each Eligible Employee who becomes an Eligible Employee subsequent to the Effective Date shall become a Participant in the Plan on the first day of the month following the month in which such person becomes an Eligible Employee.


4.   BENEFIT FORMULA.

     4.1 ELIGIBILITY FOR BENEFITS. A Participant who is fully vested, as described in Section 5 shall be eligible to receive a Benefit under this Plan following his or her termination of employment with the Company. The amount, form and timing of a vested Participant's Benefit shall be determined in accordance with the terms of this Plan.

     4.2  AMOUNT OF BENEFIT.

          (a) An Eligible Employee's Normal Retirement Benefit payable under the Plan is an annual Benefit amount that shall be determined by multiplying the Eligible Employee's applicable percentage ("Applicable Percentage"), as determined from the following table based on the Eligible Employee's final Tier placement, times the Eligible Employee's Final Compensation.

                                                 APPLICABLE PERCENTAGE
                                            ---------------------------------
 YEARS OF SERVICE                            TIER I     TIER II      TIER III
 ----------------                           -------     -------      --------

 Less than four (4)                            0%          0%           0%

 Four (4), but less than six (6)              20%         15%           5%

 Six (6), but less than eight (8)             25%         20%           10%

 Eight (8), but less than ten (10)            30%         25%           15%

 Ten (10), but less than twelve (12)          40%         30%           20%

 Twelve (12), but less than fourteen (14)     50%         35%           25%

 Fourteen (14) or more                        60%         40%           30%

Notwithstanding the foregoing rule that the Applicable Percentage is determined by an Eligible Employee's final Tier placement; reduction in an Eligible Employee's Tier level shall not cause a reduction in the Eligible Employee's Applicable Percentage.

Example (1): A Tier I Eligible Employee who has earned 10 Years of Service with the Company, who has reached his Normal Retirement Date and whose Final Compensation is $300,000 shall receive an annual Normal Retirement Benefit calculated under the following formula:

                   40% x $300,000 = $120,000 annual Benefit.


Example (2): The Administrative Committee determines to change the status of an Eligible Employee who has earned 6 Years of Service from a Tier II to a Tier III Participant. At the time of the change in status, the Participant's applicable percentage was 20%. Following the change, the Participant's applicable status remains at 20% until the Participant earns 12 or more Years of Service, at which time the applicable percentage will be determined by reference to the schedule of applicable percentages for Tier III.

          (b) Subject to the provisions of Sections 2.10, 2.11 and 2.12, or as otherwise approved by the Administrative Committee, an Eligible Employee who terminates employment with the Company prior to the Participant's Normal Retirement Age shall receive either the Early Retirement Benefit or the Normal Retirement Benefit as elected by the Participant.

          (c) A Participant who terminates employment with the Company after having attained the Normal Retirement Age shall receive a Delayed Retirement Benefit. A Delayed Retirement Benefit is payable upon a Participant's termination of employment with the Company.

     The Delayed Retirement Benefit for Tier II and Tier III Participants shall be equal to the Normal Retirement Benefit which would have been payable upon the Participant's Normal Retirement Age. The Delayed Retirement Benefit for Tier I Participants shall be determined based upon the Participant's Final Compensation and Years of Service at the Participant's actual termination of employment with the Company.

5.   VESTING; FORFEITURE FOR COMPETITION.

     5.1 VESTING. A Participant shall become fully vested in his or her Benefit under the Plan after the Participant has completed four (4) Years of Service. A Participant shall have no vested interest in Benefits under the Plan and shall receive no Benefits under the Plan prior to the Employee's completion of four (4) Years of Service.

     5.2  FORFEITURE FOR COMPETITION.

          (a) NOTWITHSTANDING any provision of this Plan to the contrary except as specifically provided for in Sections 5.2(b) and 5.2(c), no Participant shall directly or indirectly engage in activities (similar or reasonably related to those in which the Participant engaged as an employee of the Company during the two years immediately preceding the termination of the

Participant's employment with the Company) or render services (similar or reasonably related to those the Participant rendered to the Company during such two years), in either case with or to any firm or business organization which directly competes with the Company in any line of business engaged in (or planned to be engaged in) by the Company, whether now existing or hereafter established, or engage in such activities or render such services to any other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization, or entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by the Participant, would violate this
Section 5.2(a) or would violate any provision of any proprietary information agreement entered between the Participant and the Company. Any Participant who violates the provisions of this Section 5.2(a) shall forfeit Benefits under this Plan as follows: (i) a Participant who receives a lump sum payment under this Plan shall be obligated to restore such lump sum to the Plan upon engaging in any of the prohibited activities described above; and, (ii) a Participant who receives a form of benefit under the Plan other than a lump sum shall receive no further payments of Benefits from the Plan following the date the Company becomes aware that the Participant has engaged in any of the prohibited activities described above and shall be obligated to restore to the Plan any Benefits paid to the Participant prior to the date the Company became aware that the Participant has engaged in any of the prohibited activities described above.

          (b) NOTWITHSTANDING THE FOREGOING, the Company may grant to a Participant written approval(s) to engage personally in any activity or render services referred to in Section 5.2(a) if it secures written assurances (satisfactory to the Company and its counsel) from the Participant and from the prospective employer(s) that the integrity of any proprietary information agreement entered into between the Participant and the Company will not in any way be jeopardized by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon the Participant and the Participant's prospective employer(s).

          (c) If, following the occurrence of a Change of Control, (i) the Company terminates a Participant's employment without Cause (as hereinafter defined), or (ii) a Participant terminates his or her employment with the Company for Good Reason (as hereinafter defined), such Participant shall not be subject to a forfeiture of benefits under Section 5.2(a). For purposes of this
Section 5.2(c), the terms "Cause" and "Good Reason" shall have the following meanings:

"Cause" shall mean fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates; substantial and willful failure to perform specific and lawful directives of the Board of Directors or of a supervisor; willful and knowing violation of any rules or regulations of any governmental or regulatory body, which may be materially injurious to the financial condition of the Company; conviction of or plea of guilty or nolo contendere to any felony; or any loss by the Participant of any personal gaming or related regulatory approval or license required to perform his or her duties.

"Good Reason" shall mean a demotion of the Participant such that the Participant's overall annual compensation is forty percent (40%) less than his or her overall compensation for the one-year period ending on the date of the Change of Control; a reduction in the Participant's annual base salary in effect immediately prior to the Change of Control by more than fifteen percent (15%); a change in the Participant's site of principal employment to a location that is more than 50 miles from the location at which he or she was principally employed immediately prior to the date of the Change of Control (not including required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change of Control); any failure by the Company to pay to the Participant any portion of his or her compensation within fifteen (15) days of the date such compensation is due;
or any failure of the Company to obtain the unqualified agreement from any successor to assume or adopt this Plan. Notwithstanding the foregoing, no event enumerated above shall constitute Good Reason if the Participant gives his or her express written consent to such change in the terms of his or her employment.

In the event there is, following the occurrence of a Change of Control, any dispute between the Company and a Participant with respect to the provisions of this Section 5.2(c), such dispute shall not be subject to the claims procedures set forth in the Plan, but shall be settled by binding arbitration between the Participant and the Company in Las Vegas, Nevada, before a panel of three (3) arbitrators pursuant to the rules and procedures of the American Arbitration Association in effect from time to time, or as otherwise may be agreed by the Participant and the Company. The arbitrators shall be as mutually agreed to by the Employer and the Executive, or as otherwise determined by the rules and procedures of the American Arbitration Association absent such agreement. The arbitrators shall render an opinion in writing setting forth the basis of their decision which shall be final and binding upon the parties hereto. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such an arbitrator may be enforced in any court having jurisdiction thereof.

6.   BENEFIT PAYMENT FORMS.

     6.1 RETIREMENT BENEFITS. A Participant shall elect the form in which the Participant's Benefit shall be distributed. If the Participant does not elect a distribution form, the Participant shall be deemed to have elected the Normal Retirement Benefit or Single Life Annutiy.

     6.2  BENEFIT DISTRIBUTION FORMS.   A Participant may elect a distribution
form from among the following forms of distribution:

          (a) NORMAL RETIREMENT BENEFIT/SINGLE LIFE ANNUITY. The Normal Retirement Benefit is the amount of the Participant's annual Benefit paid in equal quarterly installments for the life of the Participant, commencing on the first day of the calendar quarter coincident with or next following the Participant's Normal Retirement Date. Under the Normal Retirement Benefit, no Benefits shall be paid to any Beneficiary following the death of the Participant.

               (i) SINGLE LIFE ANNUITY. A Participant who retires on or after attainment of age 60 shall, absent an election to receive an Optional Form of Benefit, receive a Single Life Annuity determined using the formula set forth in the Plan (based only upon years of service, compensation and Tier), with no reduction for commencement prior to age 65. A Participant who retires before attainment of age 60 (but on or after attainment of age 55), shall, absent an election to receive an Optional Form of Benefit, receive a Single Life Annuity first determined under the formula set forth in the Plan and then reduced by the appropriate percentage described in Section 2.11 (e.g., 15% reduction if commencement is at age 57).

Example: A participant retiring with $300,000 Final Compensation and a 60% benefit level will have a Normal Retirement Benefit of $180,000 per year for life commencing at age 65. The Single Life Annuity payable to this Participant on retirement at age 60 would also be $180,000 per year for life, commencing at age 60. The Single Life Annuity payable to this Participant as an Early Retirement Benefit at age 55, would be $135,000 ($180,000 reduced by 5% per year of early retirement, 5 years, or 25%) per year for life commencing at age 55.

          (b) OPTIONAL FORMS OF BENEFIT. The Optional Forms of Benefit are described in this Section 6.2(b). Each Optional Form of Benefit shall be actuarially adjusted as described below.

               (i) JOINT AND SURVIVOR ANNUITY. This Optional Form of Benefit is the Actuarial Equivalent of the Participant's Single Life Annuity as determined under Section 6.2(a)(i) paid in equal quarterly installments for the life of the Participant and after the Participant's death, a 50%, 75% or 100% continuation of such Benefit, as elected by the Participant, payable to the Participant's Beneficiary for life.

               (ii) LIFE ANNUITY WITH TERM CERTAIN. This Optional Form of Benefit is the Actuarial Equivalent of the Participant's Single Life Annuity as determined under Section 6.2(a)(i) paid in equal quarterly installments for the life of the Participant with fixed payments over a period of 5, 10, 15 or 20 years, as elected by the Participant.

               (iii) LUMP SUM. This Optional Form of Benefit pays a single Lump Sum to the Participant and is available only at the discretion of the Administrative Committee. The amount of this benefit payment shall be the Actuarial Equivalent of the Participant's Normal Retirement Benefit as determined in accordance with Sections 6.2(b)(vi) and 6.2(c).

Example: Assume a Participant retires and elects a Lump Sum benefit at age 60, with $300,000 of Final Compensation and a 60% benefit level. The Normal Retirement Benefit of $180,000 per year commencing at age 65 would have a present value (determined as of the date the Participant would attain age 65 and assuming survival until age 65) of approximately $1,728,000. At age

60, this would have a present value of approximately $1,291,000 (reflecting a 6% discount rate over 5 years).

               (iv) ESTATE PRESERVATION ALTERNATIVE. A Participant may enter into such agreements or other documents as may be required by the Company in order to have the Participant's Benefit applied to the purchase of a life insurance policy or policies. If the Participant elects such life insurance alternative form of distribution, the Participant's Benefit payable under the Plan shall be determined by the terms of such agreements and documents, including, without limitation, the life insurance policy, and shall not be determined under the formulas specified in this Section 6.

     This Estate Preservation Alternative is available only at the discretion of the Administrative Committee and shall have a present value that is the Actuarial Equivalent of the Participant's Normal Retirement Benefit as determined in accordance with Sections 6.2(b)(vi) and 6.2(c).

               (v) OTHER FORMS OF PAYMENT. Tier I Participants may request from the Administrative Committee, pursuant to Section 6.1, prior to the Participant's termination of employment, approval of a method of payment different from those listed in Section 6.2 (a) or (b), which method of payment must be the Actuarial Equivalent of the Participant's Normal Retirement Benefit as determined in accordance with Sections 6.2(b)(vi) and 6.2(c) and must consist of substantially equal annual or quarterly payments over a period of no less than five (5) years. Such approval shall be within the full discretion of the Administrative Committee.

               (vi) LUMP-SUM, ESTATE PRESERVATION, OTHER FORMS OF PAYMENT. These benefit forms are to be payable by first determining the amount of the benefit that would be payable as the Normal Retirement Benefit using the Participant's years of service,
                                       16
compensation and Tier. Where the calculation is determined with reference to a payment date prior to attainment by the Participant of age 65, the future value (using the Actuarial Equivalence assumptions in effect under the Plan as of the date of determination) of the Normal Retirement Benefit (determined as of the first date it would be payable following the attainment of age 65 by the Participant) is determined, and then reduced to a present value using the discount rate in effect under the Plan as of the date of determination (initially, 6%). This present value is the amount of the Lump Sum, the amount that would be payable for the purchase of an insurance policy (under the Estate Preservation form of benefit), or the amount used to determine the installment payments payable under Sections 6.2(b)(v).

Example: Assume a Participant retires and elects an installment payment of his or her benefit in the form of 10 equal annual payments commencing at age 55, with $300,000 of Final Compensation and a 60% benefit level.

     Step 1-Calculate the Participant's Normal Retirement Benefit commencing at age 65. This will be an annual benefit of $180,000.

     Step 2-Determine the value of the Normal Retirement Benefit at age 65 using the Plan's Actuarial Equivalence assumption then in effect. This equals approximately $1,728,000.

     Step 3-Discount this amount at 6% per year to reflect the payment at age 55, 10 years before the assumed commencement date of the Participant's Normal Retirement Benefit. This yields a present value of approximately $964,000 at age 55.

     Step 4-Determine the installment payments needed to amortize this amount over 10 years using a 6% factor. The annual payment equals approximately $123,000.

          (c) ACTUARIAL EQUIVALENCE. For the purpose of calculating the Optional Forms of Benefit in Sections 6.2(b)(i) and (ii), Actuarial Equivalent shall be determined by using a discount rate and a mortality assumption adopted from time to time by the Administrative Committee. The initial factors to be used are a discount rate of 6% and a mortality assumption based upon the 1984 Uniform Pension
Mortality Table. For the purpose of calculating the Optional Forms of Benefit in Sections 6.2(b)(iii), (iv) and (v), Actuarial Equivalent shall be determined by calculating the present value of the Normal Retirement Benefit as of the date the Participant would attain age 65 and assuming survival until age 65, using the discount rate and mortality assumption identified in this Section 6(c), and then reducing that amount to a present value by using the discount rate in effect for this purpose under the Plan (initially, 6%). Where Actuarial Equivalent is determined with respect to an Optional Form of Benefit that is payable after the attainment by a Participant of age 65, the determination shall be made by reference to the Normal Retirement Benefit that would be payable to such Participant if no Optional Form of Benefit had been elected.

     6.3 TIME OF PAYMENT OF BENEFITS FOLLOWING TERMINATION OF EMPLOYMENT. A Participant who is fully Vested and who has terminated his or her employment with the Company shall commence receiving Benefits upon the first day of the calendar quarter next following the Participant's Early Retirement Date if the Participant has not reached his or her Normal Retirement Age upon termination of employment, or the first day of the calendar quarter next following the Participant's Normal Retirement Date, if the Participant has reached his or her Normal Retirement Age upon termination of employment, PROVIDED, HOWEVER, that upon becoming a Participant in the Plan, a Participant may elect such other date upon which the Participant's Benefit payments shall commence following termination of employment, but such other date shall not be earlier than the first day of the calendar quarter next following the Participant's Early Retirement Date. Notwithstanding the foregoing, no election to defer payment of benefits shall be applicable to benefits that are payable under Sections 6.2(a)(i), 6.2(b)(i) or 6.2(b)(ii) above (in the form of a single life annuity, a joint and survivor annuity or a life annuity with a term certain), all of which shall in all cases commence to be paid as of the first to occur of the Participant's Early Retirement Date or Normal Retirement
Date, as the case may be. Such election of a Benefit payment commencement date shall be irrevocable; PROVIDED, HOWEVER, that a Participant may change his or her election of a Benefit payment commencement date if the election to change the Benefit payment commencement date is made at least one (1) year prior to the earlier of (a) the date that Benefit payments would have commenced if no change in the election of Benefit payment commencement date had been made and (b) the date Benefit payments would commence after giving effect to the Participant's election to change his or her Benefit payment commencement date. If an election to change a Participant's Benefit commencement date does not meet the requirements of the preceding sentence, such election shall have no effect. If the Participant does not elect a Benefit commencement date upon becoming a Participant in the Plan, the Participant shall be deemed to have elected to begin receiving Benefit payments on the Participant's Early Retirement Date or Normal Retirement
Date, as applicable. Notwithstanding the foregoing, the Administrative Committee, in its sole and absolute discretion, and in accordance with
Section 8, may cause the Benefits to be payable to a Participant at an earlier or a later date.

     6.4  DISABILITY BENEFITS.

          (a) If a Participant terminates employment with the Company prior to Normal Retirement Age as a result of the Participant's Disability, the Participant shall receive a Disability Benefit. The Disability Benefit payments shall commence on the first day of the calendar quarter coincident with or next following the date the Participant terminates or attains the Early Retirement Date, whichever is later. The Participant's Disability Benefit shall be calculated in the same manner as the Participant's Normal Retirement Benefit and shall be paid in the Normal Form of Benefit, unless the Participant previously elected, in accordance with Section 6.2, an alternate form of distribution.

          (b) If a Participant terminates employment with the Company as a result of the Participant's Disability coincident with or following the attainment of the Participant's Normal Retirement Age, the Participant's Disability Benefit shall be calculated in the same manner as the Participant's Normal Retirement Benefit and shall be paid in the Normal Form of Benefit unless the Participant previously elected, in accordance with Section 6.2, an alternate form of distribution. The amount of the payments made to a Participant who has terminated employment as a result of his or her Disability shall not be subject to any reduction on account of the commencement of such payments prior to such Participant's Normal Retirement Age.

          (c) Notwithstanding the foregoing, no Participant shall be eligible for any Disability Benefit unless such Participant is fully vested under the Plan as of the date such Participant's employment terminates as a result of his or her Disability. In addition, for purposes of benefits payable as Disability Benefits under this Section 6.4, the Normal Form of Benefit payable to a disabled Participant who has made no election as to any alternative form of Benefit prior to his or her termination of employment on account of Disability shall, with respect to an unmarried Participant, be a Single Life Annuity as described in Section 6.2(a), and shall, with respect to a married Participant, be a 100% Joint and Survivor Annuity as described in Section 6.2(b)(i), with the Participant's spouse as the beneficiary.

          (d) If a Participant who has terminated employment with the Company as a result of his or her Disability ceases to suffer from a Disability on or after attainment of age 60, his or her Benefit shall continue to be paid without any adjustment. If a Participant who has terminated employment with the Company as a result of his or her Disability ceases to suffer from a Disability, as determined at the discretion of the Administrative Committee, prior to attainment of age 60, the Benefit payable to such Participant shall be adjusted on a prospective basis as follows:

               (i) If Disability Benefit payments have not already commenced, the Participant shall be paid in the same form of benefit as elected or otherwise paid under the provisions of this Section 6.4, but shall be adjusted in amount so as to be equal to the Benefit payment that would be made if the Participant had terminated his or her employment as of the date the Administrative Committee has determined the Participant's Disability ceased, with the Applicable Percentage and Final Compensation determined as of the date the Participant actually terminated employment as a result of his or her Disability. In all other respects, the Participant's Benefit shall be subject to all of the terms and conditions of the Plan, including but not limited to the provisions of Section 5.2 relating to Forfeiture for Competition.

               (ii) If Disability Benefit payments have already commenced in the Normal Form of Benefit as defined for purposes of this Section 6.4, the Benefit payments made on or after the date the Administrative Committee has determined the Participant's Disability ceased, shall be adjusted so that each such Benefit payment shall be equal to the amount that would have been payable under the Plan if the Participant had terminated employment as of the date his or her Disability is determined to have ceased with the Applicable Percentage and Final Compensation determined as of the date the Participant actually terminated employment as a result of his or her Disability, with commencement of Benefit payments immediately thereafter. In all other respects, the Participant's Benefit shall be subject to all of the terms and conditions of the Plan, including but not limited to the provisions of Section 5.2 relating to Forfeiture for Competition.

          (iii) If any Participant who has terminated his or her employment as a result of a Disability returns to employment, such Participant shall thereafter have no rights to any Disability Benefit unless his or her employment terminates subsequent to such reemployment under conditions that are determined to create a right to a Disability Benefit at that time. Any such reemployed Participant shall have his or her benefits determined under the Provisions of the Plan as generally applicable to Participants who have not terminated employment as a result of a Disability. No reduction in benefit payments shall be made on account of Disability Benefits, if any, paid to a Participant prior to his or her reemployment.

     6.5 DEATH BENEFITS. If a Participant dies prior to or while receiving Benefits hereunder, Benefits, if any, shall be paid to the Participant's Beneficiary as follows:

          (a) If a Participant who is Vested in his or her Benefit under the Plan dies prior to terminating employment with the Company, a Lump Sum payment which is the Actuarial Equivalent of the Participant's Normal Retirement Benefit, shall be paid to the Participant's Beneficiary.

          (b) If a Participant dies after the Participant terminates employment with the Company, the death Benefit payable to the Participant's Beneficiary shall be determined by the distribution form of Benefit previously elected by the Participant. For this purpose, the Participant, if not yet in pay status at the time of his or her death, shall be deemed to have commenced receiving distributions on the day prior to the date of his or her death.

     6.6  SECTION 280G ADJUSTMENTS.

          (a) Notwithstanding any other provision of this Plan to the contrary, if any distribution received or to be received by a Participant pursuant to the Plan ("Distribution") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for this subsection (a), be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (b) hereof, such Distribution shall be reduced to the largest amount which the Participant, in his or her sole discretion, determines would result in no portion of the Distribution being subject to the Excise Tax. The determination by a Participant of any required reduction pursuant to this subsection (a) shall be conclusive and binding upon the Company. The Company shall reduce a Distribution in accordance with this subsection (a) only upon written notice by the Participant indicating the amount of such reduction, if any. If the Internal Revenue Service (the "IRS") determines that a Distribution is subject to the Excise Tax, then subsection (b) hereof shall apply, and the enforcement of subsection (b) shall be the exclusive remedy to the Company for a failure by the Participant to reduce the Distribution so that no portion thereof is subject to the Excise Tax.

          (b) If, notwithstanding any reduction described in subsection (a) hereof (or in the absence of any such reduction), the IRS determines that a Participant is liable for the Excise Tax as a result of the receipt of a Distribution, then the Participant shall be obligated to pay back to the Company, within 30 days after final IRS determination, an amount of the Distribution equal to the "Repayment Amount." The Repayment Amount with respect to a Distribution shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net proceeds with respect to any Distribution (after taking into account the payment of the Excise Tax imposed on such Distribution) shall be maximized. Notwithstanding the foregoing, the Repayment Amount with respect to a Distribution shall be zero if a Repayment

Amount of more than zero would not eliminate the Excise Tax imposed on such Distribution. If the Excise Tax is not eliminated pursuant to this subsection (b), the Participant shall pay the Excise Tax.

7.   SOURCE OF BENEFITS.

     7.1 Benefits payable under this Plan shall be paid out of the Trust except to the extent such Benefits are paid by the Company out of the Company's general assets.

     7.2 Notwithstanding any other provisions of this Plan or the Trust Agreement, the assets of the Trust are subject to the claims of the general creditors of the Company to the extent provided in the Trust Agreement. Participants shall have no preferred claim on or beneficial ownership interest in any Trust assets prior to the time actual payments of Benefits are received, and all rights of the Participants to Benefits are mere unsecured contractual rights against the Company. Except in the event of a Change of Control, as set forth in Section 10, the Company has no duty or obligation to fund the Trust. The Company may, however, in its discretion, make contributions of cash or property to the Trust in such amounts and from time to time as the Company shall determine.


8.   ADMINISTRATION.

     8.1 GENERAL. This Plan shall be administered by the Administrative Committee, which shall exercise all administrative powers and duties under the Plan in accordance with the terms and purposes of the Plan and the Trust Agreement, including, without limitation, the authority to amend or terminate the Plan. The Administrative Committee shall determine the amount of the Benefits due to or on behalf of each Participant or Beneficiary from this Plan and shall cause them to be paid accordingly.

     The Administrative Committee shall have the power to employ agents, attorneys, accountants or other persons (who also may be employed by the Company) and to allocate or delegate to them such powers, rights and duties as the Administrative Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons, shall be in writing.

     8.2 PROCEDURES. The Administrative Committee may adopt such rules and regulations not inconsistent with the provisions of the Plan as it deems necessary or appropriate for the proper administration of the Plan and shall have the authority, in its sole and absolute discretion, to interpret and construe any provision of the Plan. All such rules, regulations, interpretations and constructions shall be final and binding on all Participants and their legal representatives, beneficiaries, successors, and assigns, subject to review as provided in Section 8.4.

     8.3  ADMINISTRATIVE COMMITTEE DISCRETION.   Notwithstanding anything set
forth in the Plan to the contrary, the Administrative Committee shall have the right, at its sole discretion, to impose any conditions it deems appropriate, or to make any modifications it deems appropriate, with respect to the manner in which any individual participates in the Plan, which discretion shall include, but is not limited to, the right to modify the manner in which a Participant's service for either Vesting or for Benefit accrual is determined, to impose individual conditions which are required to be met prior to the payment of any Benefits under the Plan, the establishment of events which, with respect to any individual or any group of Participants, shall be events of forfeiture, the occurrence of which shall result in a forfeiture of all or a portion of the Benefits otherwise payable to a Participant or Participants; provided, however, that no change in the terms of a Participant's participation in the Plan shall be applicable to any Benefits that have accrued prior to the date such change is made by the Administrative Committee.

     8.4 CLAIMS. A submission of a written request for Benefits by the Participant or a Beneficiary (the "Claimant") will constitute a claim. If, after review, the claim is approved, the Benefits will be distributed as provided in the Plan. If the claim is denied in whole or in part, the Company will notify the Claimant in writing within 90 days after receiving the claim. In this event, the Company will provide the specific reasons for its decision and references to the Plan provisions on which the decision is based. The Company also will specify any additional information or material that must be submitted to prove the claim and explain how to appeal a denied claim.

     While the Company ordinarily has 90 days after receipt of a claim to respond in writing, there may be times when the Company requires more time to process the claim. Should this situation occur, the Company will notify the Claimant within the initial 90-day period that the Company requires an extension of time to make its decision. However, the extension of time will not exceed an additional 90 days from the end of the initial 90-day period. If the Claimant has not received a response from the Company within 90 days or any extension of such period, the Claimant may treat the claim as denied, and the Claimant may appeal and seek a review of the claim.

     Should a claim for Benefits be denied, or deemed denied, in whole on in part, the Claimant may appeal the denial by submitting a written request for review to the Company after receiving the denial (or the deemed denial). The written request should set forth all the grounds on which it is based. The Claimant, or the Claimant's representative, also may review pertinent Plan documents and submit issues and comments in writing to the Company. The Company will review the appeal, and will notify the Claimant of its decision in writing, ordinarily within 60 days. There may be times when the Company will require more time to review an appeal. If this happens, the Claimant will be notified within the initial 60-day period that the Company requires an extension of time to make its decision. The extension will be no longer than 120 days after receipt of the appeal. The Company's written response to the appeal will give the reasons for its decision and references to Plan provisions on which the decision is based.

     8.5  INDEMNIFICATION.   To the extent permitted by applicable state law,
the Company shall indemnify and save harmless the Administrative Committee and each member thereof, the Board and any delegate of the Administrative Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct or gross negligence. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.


9.   AMENDMENT AND TERMINATION.

     9.1 AMENDMENT OR TERMINATION. While the Company intends and expects the Plan to continue to fulfill its purposes and serve the best interests of the Company in its present form, the Company reserves the right to amend or terminate the Plan at any time, subject to the provisions of Section 9.2 and
Section 10. The Company has delegated to the Administrative Committee the authority to amend or terminate the Plan.

     9.2 ACCRUED BENEFITS. No termination of the Plan or Trust Agreement or any amendments thereto which affect Benefits under the Plan shall, without the written consent of a Participant, eliminate or reduce any Benefit of the Participant under the Plan to which, as of the date of such termination or amendment, such Participant would be entitled under the provisions of the Plan had he or she terminated employment with the Company immediately prior to such date.

10.  CHANGE OF CONTROL OF THE COMPANY.

     In the event of a Change of Control of the Company, the Company shall make a contribution to the Trust in an amount necessary to fully fund the Trust in order to pay each Participant his or her Normal Retirement Benefit. For this full funding calculation, each Participant shall be deemed to have continued employment with the Company to the Participant's Normal Retirement Age (taking into account for this full funding calculation the Participant's enhanced Benefit as described in the next sentence). In addition, each Tier II and Tier III Participant in the Plan, as of the effective date of the Change of Control, shall receive enhanced Benefits under the Plan calculated as if the Participant had earned two additional Years of Service as of the effective date of the Change of Control. For example, if, upon the effective date of a Change of Control, a Participant has earned six (6) Years of Service, the Participant's Benefit shall, for all purposes under this Plan, effective as of and following the effective date of the Change of Control, be calculated as if the Participant had earned two (2) additional Years of Service. Each Tier I Participant in the Plan, as of the effective date of the Change of Control, shall receive Benefits determined at the Applicable Rate of sixty percent (60%). For purposes of this
Section 10, a Participant's Tier level shall be determined as of the effective date of the Change of Control

     In any event, no Change of Control shall, without the written consent of a Participant, eliminate or reduce any Benefit to which such Participant otherwise would be entitled under the terms of the Plan. For purposes of this paragraph, such Benefits shall be calculated as if the Participant had terminated employment as of the effective date of the Change of Control.

11.  MISCELLANEOUS.

     11.1 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in this Plan or in any agreement or instrument executed pursuant to the Plan shall be construed as conferring upon any Participant the right to continued employment with the Company or to interfere with the right of the Company to discharge any employee or any other person at any time or for any reason, which right is hereby reserved.

     11.2 SUCCESSORS AND ASSIGNS. This Plan shall be binding upon the Company and its successors and assigns.

     11.3 ASSIGNMENT OR ALIENATION. Benefits of Participants under this Plan may not be anticipated, assigned (either by law or in equity), transferred, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process.

     11.4 HEADINGS. The headings herein are for reference only. In the event of a conflict between a heading and content of a Section of this Plan, the content of the Section shall control.

     11.5 GENDER AND NUMBER. Whenever used herein, the masculine shall be interpreted to include the feminine and neuter, the neuter to include the masculine and feminine, the singular to include the plural and the plural to include the singular, unless the context requires otherwise.

     11.6 GOVERNING LAW. The place of administration of this Plan shall conclusively be deemed to be within the State of Nevada, and the Plan shall be governed by and in all respects construed in accordance with the substantive laws of the State of Nevada, except where such laws are superseded by applicable federal laws.


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

     IN WITNESS WHEREOF, the Company has executed this Plan effective as of June 18, 1998.


                                         CIRCUS CIRCUS ENTERPRISES, INC.

                                         By: Michael S. Ensign
                                             -------------------------------
                                         Title: Chairman of the Board, Chief
                                                Executive Officer & Chief
                                                Operating Officer

                                     EXHIBIT I

                          CIRCUS CIRCUS ENTERPRISES, INC.
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Proposed Schedule of Eligibility Criteria for Initial 1998 Plan Year.

The criteria presented in this Exhibit I may be used by the Administrative Committee for selecting Eligible Employees for the Plan's initial 1998 year.
The Administrative Committee reserves the right to change the criteria presented in this Exhibit I at any time and from time to time, in its sole and absolute discretion.

          (a) Eligible Employees shall be classified as Tier I Eligible Employees, Tier II Eligible Employees or Tier III Eligible Employees.

               (i) Tier I Eligible Employees shall consist generally of employees who are Corporate Vice Presidents or above, General Managers of major properties and certain other key executives, in any case having total annual Compensation of not less than $250,000.

               (ii) Tier II Eligible Employees shall consist generally of employees who are General Managers of small properties, major Department Heads of major properties, and other corporate level employees who are designated by the Administrative Committee as eligible to participate in the Plan at the Tier II level, in any case having a total annual Compensation of not less than $100,000.

               (iii) Tier III Eligible Employees shall consist generally of other Department Heads of major properties having total annual Compensation of not less than $100,000 and major Department Heads of small properties.

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